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                                                                    EXHIBIT 11.1

                     THE PMI GROUP, INC. AND SUBSIDIARIES

               COMPUTATION OF RESTATED NET INCOME PER SHARE (1)

                 Years Ended December 31, 1998, 1997 and 1996

                                                                        1998               1997               1996
                                                                    --------------     --------------     --------------
                                                                       (In thousands, except for per share data)
Basic net income per common share:

      Net income                                                         $190,360           $175,309           $157,918
      Average common shares outstanding                                    31,394             33,386             34,952
                                                                    --------------     --------------     --------------
           Basic net income per common share                               $ 6.06             $ 5.25             $ 4.52
                                                                    ==============     ==============     ==============
Diluted net income per common share:

      Net income                                                         $190,360           $175,309           $157,918
                                                                    --------------     --------------     --------------
      Average common shares outstanding                                    31,394             33,386             34,952
      Net shares to be issued upon exercise of dilutive
         stock options after applying treasury stock method                   139                124                 88
                                                                    --------------     --------------     --------------
      Average shares outstanding                                           31,533             33,510             35,040
                                                                    --------------     --------------     --------------
           Diluted net income per common share                             $ 6.04             $ 5.23             $ 4.51
                                                                    ==============     ==============     ==============
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(1) Restated to conform with Statement of Financial Accounting Standards No.
    128, Earnings per Share.